Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Organization
ADAMA Chile S.A.	Chile
ADAMA Vietnam Limited Company	Vietnam
ADAMA (agan) Chemicals Marketing Ltd.	Israel
ADAMA (Thailand) Ltd.	Thailand
ADAMA Agan Ltd.	Israel
ADAMA Agricultre Peru S.A.	Peru
ADAMA Agricultural Solutions S.R.L.	Romania
ADAMA Agricultural Solutions UK Ltd.	UK
ADAMA Agriculture B.V.	Netherlands
ADAMA Agriculture B.V.	Netherlands
ADAMA Agriculture Slovensko spol s.r.o	Slovakia
ADAMA Agriculture Swiss AG	Switzerland
ADAMA Americas Inc	USA
ADAMA Andina B.V.	Curacao
ADAMA Andina B.V.	Curacao
ADAMA Andina B.V. (Sucursal Ecuador)	Ecuador
ADAMA Andina B.V. Sucursal Colombia	Colombia
Adama Argentina SA	Argentina
Adama Argentina SA	Argentina
ADAMA Asia Pacific Pte Ltd	Singapore
ADAMA Australia Pty Ltd	Australia
ADAMA Australia Pty Ltd	Australia
ADAMA Brasil S.A.	Brazil
ADAMA Celsius B.V.	Netherlands
ADAMA Crop Solution ACC, S.A	Costa Rica
ADAMA Deutschland GmbH	Germany
ADAMA Ecudaor Adamacudor S.A.	Ecuador
ADAMA Fahrenheit B.V.	Netherlands
ADAMA France S.A.S	France
ADAMA Hungary Zrt.	Hungary
ADAMA India Private Ltd	India
ADAMA Irvita N.V.	Curacao
ADAMA Italia S.R.L.	Italy
ADAMA Italia S.R.L.	Italy
ADAMA Japan K.K.	Japan
ADAMA Korea Inc	Korea
ADAMA Makhteshim Ltd.	Israel
ADAMA Manufacturing Poland S.A.	Poland
ADAMA New Zealand Ltd	New Zealand
ADAMA Northern Europe B.V.	Netherlands
ADAMA Plant Protection Services Zambia Limited	Zambia
ADAMA Polksa Sp. z o.o	Poland
ADAMA Portugal Lda	Portugal
ADAMA Quena N.V.	Curacao
ADAMA Registrations B.V.	Netherlands
ADAMA RUS LLC	Russia
ADAMA South Africa (PTY) Ltd	South Africa
ADAMA SRB DOO Beograd	Serbia
ADAMA Turkey Tarim Sanayi ve Ticaret Limited Şirketi	Turkey
ADAMA Ukraine LLC	Ukraine
ADAMA Zimbabwe Ltd.	Zimbabwe
AGAN Aroma and Fine Chemicals Ltd.	Israel
Agribul Ltd	Bulgaria
Agricur Defensivos Agricolas Ltda.	Brazil
Agroprotection Andina S.A.S	Colombia

Agrovita SPOL. S.R.O.	Czech Republic
ALB Holdings Limited	Israel
Alfa Agricultural Supplies S.A.	Greece
Alligare Inc.	USA
Aragonesas Agro S.A.	Spain
Aragonesas Agro S.A.	Spain
Aragonesas Agro S.A.	Spain
Aragonesas Agro S.A.	Spain
Biotech Agro Ltd.	Israel
Biotech Plant Genomic Fund LLP	Israel
Bold Formulators LLC	USA
Bravo AG, S.A. DE C.V.	Mexico
Bravo AG, S.A. DE C.V.	Mexico
Bravo AG, S.A. DE C.V.	Mexico
Chileagro Bioscience SA	Chile
Control Solutions Inc.	USA
Delidar Pharma (1995) Ltd.	Israel
Energene Biotechnology 2009 (Israel) Ltd	Israel
Farmoz Pty Limited	Australia
Farmsaver.com, LLC	USA
Hubei Sanonda Co., Ltd	China
Ingenieria industrial S.A. DE C.V.	Mexico
Ingenieria industrial S.A. DE C.V.	Mexico
InnovAroma S.A.	Switzerland
Integradora Bravo S.A. DE C.V.	Mexico
Integradora Bravo S.A. DE C.V.	Mexico
Integradora Bravo S.A. DE C.V.	Mexico
Integradora Bravo S.A. DE C.V.	Mexico
Integradora Bravo S.A. DE C.V.	Mexico
Integradora Bravo S.A. DE C.V.	Mexico
Integradora Bravo S.A. DE C.V.	Mexico
Interconect Aroma Ltd.	Israel
Kollant Srl	Italy
Kollant Srl	Italy
LLC Scientific and Production Enterprise “VITAN”	Ukraine
Lycored Asia Limited	Hong Kong
Lycored Bio Ltd	Israel
Lycored Corp.	USA
Lycored Food Additives (Changzhou) Co. Ltd.	China
Lycored Ltd.	Israel
Lycored Ltd.	Israel
Lycored Sarl	Switzerland
Magan HB B.V.	Netherlands
Magan HB B.V.	Netherlands
Magan Korea Co. Ltd.	Korea
Makhteshim Agan (Australia) Pty Limited	Australia
Makhteshim Agan (New Zealand) Limited	New Zealand
Makhteshim Agan (Portugal) - Importaçao e Commercializacao de Produtos Quimicos Ltd	Portugal
Makhteshim Agan Central and East Europe Service and Group Finance Limited Liability Company Kft.	Hungary
Makhteshim Agan Central and East Europe Service and Group Finance Limited Liability Company Kft.	Hungary
Makhteshim Agan Chile SpA	Chile
Makhteshim Agan de Mexico S.A de CV	Mexico
Makhteshim Agan Dominican Republic SRL	Dominican Republic
Makhteshim Agan East Africa Limited	Kenya
Makhteshim Agan Guatemala SA	Guatemala
Makhteshim Agan Guatemala SA	Guatemala

Makhteshim Agan Lda	Mozambique
Makhteshim Agan Lda	Mozambique
Makhteshim Agan of North America CANADA Inc	Canada
Makhteshim Agan of North America Inc.	USA
Makhteshim Agan Paraguay S.R.L	Paraguay
Makhteshim Agan Venezuela S.A	Venezuela
Makhteshim Agan West Africa (Nigeria) Ltd.	Nigeria
Makhteshim Agan West Africa Ltd.	Ghana
Makhteshim Agan West Africa Pty Ltd. Burkina Faso	Burkina Faso
Makhteshim Chemical Works trading and marketing Ltd	Israel
Makhteshim-Agan (Australasia) Pty Limited	Australia
Makhteshim-Agan (Shanghai) Trading Co. Ltd	China
Negev Aroma (Ramat Hovav) Ltd.	Israel
Nove Hue LLC	USA
Plant Protection, S.A. DE C.V.	Mexico
Plant Protection, S.A. DE C.V.	Mexico
Plant Protection, S.A. DE C.V.	Mexico
Proficol Venezuela S.A.	Venezuela
Protein Dynamix Limited	United Kingdom
PT Royal Agro Indonesia	Indonesia
Servicios Ingold S.A. DE.C.V.	Mexico
Servicios Ingold S.A. DE.C.V.	Mexico
Servicios Ingold S.A. DE.C.V.	Mexico
Targetgene Biotechnologies Ltd.	Israel
UAB ADAMA Northern Europe	Lithuania
VN Biotech Limited	Cyprus